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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-90754) of Hubbell Incorporated and in the related Prospectus of our report dated January 14, 2002, with respect to the combined financial statements of USI Lighting Group included in Hubbell Incorporated's Current Report on Form 8-K to be filed with the Securities and Exchange Commission on July 9, 2002.


                                          Ernst & Young LLP

New York, New York
July 9, 2002